                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Sections 240.14a-11(c) or Section 240.14a-12

                         Commonwealth Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name Of Person(S) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

                        COMMONWEALTH ENERGY CORPORATION

--------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         The Annual Meeting of Shareholders of Commonwealth Energy Corporation (the "Company") will be held at the Irvine Marriott Hotel, 18000 Von Karman Avenue, Irvine California 92612 on Tuesday, November 27, 2001, at 10:00 a.m. to consider and act upon the following:

    1.   Election of five Directors;

    2. Amendment to Bylaws to provide for a flexible number of from five to nine Board members;

    3.   Appointment of Ernst & Young, LLP as the Company's auditors; and

    4. Any other matters properly brought before the meeting and any adjournments.

         The Board of Directors has fixed the close of business on October 5, 2001 as the date for determining shareholders of record entitled to notice of, and to vote at, the Annual Meeting.

         We are soliciting the enclosed proxy on behalf of the Board for use at our 2001 Annual Meeting. This proxy statement has information about the Annual Meeting and was prepared by the Company's management for the Board of Directors. This proxy statement was first mailed to shareholders on October 5, 2001.

                                     By orders of the Board of Directors,

                                     /s/ John A. Barthrop

                                     John A. Barthrop
                                     Secretary
October 5, 2001


--------------------------------------------------------------------------------
                                    IMPORTANT

YOUR VOTE AT THE ANNUAL MEETING IS IMPORTANT TO US. PLEASE VOTE YOUR SHARES OF COMMON STOCK AND PREFERRED STOCK BY COMPLETING THE ENCLOSED PROXY CARD AND RETURNING IT TO US IN THE ENCLOSED ENVELOPE AT YOUR EARLIEST CONVENIENCE.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                        GENERAL INFORMATION ABOUT VOTING

WHO CAN VOTE?

You can vote your shares of Common Stock and Preferred Stock if our records show that you owned the shares on October 5, 2001. A total of 27,311,703 shares of Common Stock and a total of 812,500 shares of Series A Preferred Stock can vote at the Annual Meeting. You get one vote for each share of Common Stock or Preferred Stock, unless cumulative voting is in effect. Cumulative voting is described on page 2. The enclosed proxy card shows the number of shares you can vote.

HOW DO I VOTE BY PROXY?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the five Director nominees and for each of the other proposals to be considered at the Annual Meeting.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares in their best judgment.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's secretary a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date.

CAN I VOTE IN PERSON AT THE ANNUAL MEETING RATHER THAN BY COMPLETING THE PROXY CARD?

Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

HOW ARE VOTES COUNTED?

We will hold the Annual Meeting if holders of a majority of the shares of Common Stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card.


WHAT IS A SHAREHOLDER PROPOSAL AND AM I ELIGIBLE TO SUBMIT ONE?

A shareholder proposal is your recommendation or requirement that the Company and/or its Board of Directors take action, which you intend to present at a meeting of the Company's shareholders. Your proposal should state clearly the course of action that you believe the company should follow. In order to be eligible to submit a proposal at the 2002 Annual Meeting of Shareholders, you must have continuously held at least $2000 in market value of stock or 1% of the Company's securities entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting. In addition, shareholders who wish to present proposals must comply with the Company's Bylaws and deadlines listed below. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal or nomination not mad in compliance with these procedures, the Company's Bylaws or applicable laws.

HOW DO I INCLUDE A SHAREHOLDER PROPOSAL ON THE COMPANY'S PROXY CARD?

Each shareholder may submit proposals in writing to the Company for a particular shareholder's meeting. The proposal, including any accompanying supporting statement, may not exceed 500 words.

WHAT IS THE DEADLINE FOR SUBMITTING A SHAREHOLDER PROPOSAL?

The proposal must be received at the Company's principal executive office located at 15901 Red Hill Ave., Suite 100, Tustin, California 92780 no later than July 31, 2002 but no earlier than June 30, 2002.

WHO PAYS FOR THIS PROXY SOLICITATION?

We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this. We have retained Sitrick and Company to assist us in soliciting your proxy for a fee of $42,000 plus reasonable out-of-pocket expenses.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         An entire Board of Directors, consisting of five members, will be elected at the Annual Meeting. The Directors elected will hold office until their successors are elected, which should occur at the next Annual Meeting.

         VOTE REQUIRED. The five nominees receiving the highest number of votes will be elected. Votes withheld for a nominee will not be counted. Proxyholders will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, the proxyholders will vote them for the election of all nominees. You get one vote for each of your shares of Common Stock and Preferred Stock, unless cumulative voting is in effect.

         For cumulative voting to be in effect, at least one shareholder must notify the Chair of the Annual Meeting, before the vote on Directors, of his or her intent to cumulate votes. If this notice is given, all shareholders may cumulate votes. If cumulative voting is in effect, you will be entitled to a number of votes in the election of Directors equal to five (the total number of Directors to be elected) multiplied by the number of shares you are entitled to vote. For example, if you have 100 shares, you will have 500 votes. You can give all your votes to one nominee or distribute your votes among as many nominees as you want. Proxyholders can cumulate the shares they are entitled to vote as they see fit.

         NOMINATIONS. At the Annual Meeting, we will nominate the persons named in this proxy statement to serve as Directors. Although we do not know of any reason why one of these nominees might not be able to serve, the Board of Directors will propose a substitute nominee if any nominee is not available for election.

         GENERAL INFORMATION ABOUT THE NOMINEES. The first four nominees described below are currently Directors of the Company. Each of the Nominees has agreed to be named in this proxy statement and to serve as a Director if elected.

         1. IAN B. CARTER -- CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         Ian B. Carter, 63, has been a Director, Chairman and Chief Executive Officer, since 1999. He has over thirty years experience in business management, finance, real estate and systems development. This experience includes six years as an officer with the U.S. Army with four command positions, four years with IBM in developing leading-edge technology for the aerospace and automotive industries and fourteen years with Coldwell Banker Commercial Brokerage (CB), where he was one of their top investment specialists. He was the chief financial officer of a development phase cable network company and was president of a real estate mortgage finance company focusing on national commercial real estate transactions and financing commercial properties. He subsequently founded a business finance company that nationally provided financing and banking services for telecommunications and Internet companies. He has assisted development-stage companies in raising working capital and sits on the board of a privately held company, Affinity Card Partners, and also on the board of a benefits association of a NYSE company. Mr. Carter has instructed specialty business real estate courses at UCI, UCLA and UCSD.

         Mr. Carter received his Bachelor of Science degree from the United States Military Academy at West Point and his MBA in finance from the University of Southern California. He spent six years in the Army including a year tour in Vietnam, where he was awarded the Legion of Merit, the Bronze Star Medal, the Army Commendation Medal, Air Medal (with two oak leaf clusters) and numerous unit citations and Vietnamese medals from the U.S. and Vietnamese governments while serving with the 101st Airborne Division and the 25th Infantry Division. He is a past president of the West Point Society of Orange County and has been a member of several business organizations.

         2. JUNONA A. JONAS -- DIRECTOR

         Junona A. Jonas, 57, has been a Director since 2000. She has a background with PG&E that spans from 1978 through 1999. During her tenure with PG&E, she was promoted 13 times and gained a wealth of experience in several different PG&E divisions. In 1990, Ms. Jonas was honored with a Sloan Fellowship at Stanford University Graduate School of Business. Twenty-one recipients of this prestigious award have gone on to become Nobel Laureates.

         As the first President and COO of PG&E's retail energy services subsidiary, Vantus Energy Corporation, Ms. Jonas created the foundation for its national strategy. Under her leadership, the company exceeded its 4th quarter revenue target by 500% in 1996. Also during her tenure, the company opened four regional offices, created a global marketing communications plan, and installed an information technology platform for gathering power quality control and energy use information.

         After her success with Vantus Energy Corporation, Ms. Jonas became the Vice President, Gas and Electricity Supply at PG&E. As the head of the business unit, she was responsible for procuring $2 billion of electricity supply annually, procuring $1 billion of gas supply annually, bidding, scheduling and settlement functions with the California Power Exchange (PX) and coordinating activities with the PX and Independent System Operator (ISO).

         As a past President and COO of Utility.com, Ms. Jonas was responsible for all operations of the Internet's first utility company. She currently serves as President and CEO of VetMedCenter.com, a major online comprehensive resource for veterinary information and services. In addition to her Stanford MBA, Ms. Jonas holds a Master's degree in Quantitative Methods and a Bachelor's degree in Zoology. She has done graduate work in Botany and Industrial Engineering/Operations Research. She also holds a secondary teaching credential in Physical and Biological Sciences.

         3. BRADLEY L. GATES - DIRECTOR

         Bradley L. Gates, 61, has been a Director since 1999. He has nearly forty years of distinguished professional experience, most notably as the elected Sheriff of Orange County, California from 1974 until his retirement in 1998. As one of the nation's most respected elected officials, Mr. Gates supervised the daily operations of over 2,500 employees. He implemented one of the country's most sophisticated information technology systems which is today a model for other law enforcement jurisdictions. Among his many achievements was his leadership role as a Chairman of the County Operations Management Council, which brought Orange County, California out of bankruptcy. The Orange County Board of Supervisors selected him for this position. He was responsible for the day to day operations of the County. Mr. Gates is currently the President and CEO of Etrak Corp., a software development company, and a Director of Global Health Science, Inc., a $500 million pharmaceutical manufacturer.

         Mr. Gates was appointed by President George Bush to the President's Drug Advisory Council, served as an Executive Board Member of the Anti-Drug Coalitions of America and was co-founder of the "Drug Abuse is Life Abuse" campaign. Mr. Gates received an MS degree and

         Bachelor of Science degree in criminology from California State University, Long Beach and was Class President and a Graduate of the FBI National Academy.

         4. ROBERT C. PERKINS -- DIRECTOR

         Robert C. Perkins, 62, has been a Director since 1999. He has over 37 years experience in business management, finance and management systems. This experience includes five years with the United States General Accounting Office (GAO), where he was involved with governmental audits of some of the largest defense and aerospace firms in the country and headed one of the very first audits of the Medicare program. Recognizing an emerging industry, Mr. Perkins left the GAO and began work for Blue Cross of California. He saw the need for healthcare institutions providing Medicare benefits for the development of adequate data processing systems, statistical gathering mechanisms and overall understanding of financial information required by the Medicare program. As a result, 30 years ago, Mr. Perkins created Hospital Management Systems to fill the needs of these institutions and provide a wide array of financial and management consulting on the West Coast, primarily in Southern California.

         Mr. Perkins received his Bachelor of Science degree in accounting from Bob Jones University. Within the healthcare industry, Mr. Perkins has been actively involved in various health trade associations from the standpoints of speaking, writing, serving as committee chairs and serving on boards.

         5. CRAIG G. GOODMAN -- DIRECTOR

         Craig G. Goodman, 51, is President and Chief Executive Officer of the National Energy Marketers Association ("NEMA"). A former high-ranking energy and tax policy official in the Reagan and Bush Administrations, Mr. Goodman is considered an expert on energy law, deregulation, taxation and public policy. Mr. Goodman has testified before state regulatory and legislative bodies and the U.S. Congress. He has published widely and has appeared as an expert on national energy, technology and tax policy issues on national television news programs and in all the major radio and print media markets.

         Mr. Goodman has been a policy and opinion leader in the energy industry through five industry deregulations starting with oil and refined products in the late 1970s, through the natural gas markets in the 1980s and is currently leading the fight to bring true price competition to the smallest energy consumers throughout the country. Mr. Goodman represents NEMA before regulatory commissions and legislatures, at both state and federal levels, on the deregulation, restructuring and taxation of natural gas and electricity as well as the implementation of all forms of advanced energy technologies and distributed generation.

         Mr. Goodman is admitted to the bars of the states of Texas and Florida, as well as Washington, D.C. and the U.S. Supreme Court. Mr. Goodman received his bachelor's degree in economics with honors from the University of Maryland and a juris doctorate degree with a concentration in international corporate law and economics from the University of Miami School of Law.

         DIRECTORS. Our directors and their ages as of September 30, 2001 are as follows:

         NAME                         AGE         POSITION
         ----                         ---         --------
         Ian B. Carter............     63    Chairman of the Board
         Bradley L. Gates.........     61    Director
         Robert C. Perkins........     62    Director
         Junona A. Jonas..........     57    Director
         Joseph P. Saline, Jr.....     59    Director

The directors of the Company serve as such until the next annual meeting of the shareholders of the Company or until their successors are elected and qualified. The directors and their qualifications are discussed below:

         1. IAN B. CARTER -- CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         As discussed above.

         2. BRADLEY L. GATES - DIRECTOR

         As discussed above.

         3. JUNONA A. JONAS -- DIRECTOR

         As discussed above.

         4. ROBERT C. PERKINS -- DIRECTOR

         As discussed above.

         5. JOSEPH P. SALINE, JR. -- DIRECTOR

         Mr. Saline has been a member of the Board since January 2001. Mr. Saline is currently an Operations Manager at Litton Industries in their Integrated Systems Division, and also serves on the board of directors of InterBill Inc. in Rohnert Park, California. Mr. Saline retired as a Colonel in the United States Air Force Reserve. He received a Bachelors degree from the University of Detroit and a Masters degree from Purdue University.

         FAMILY RELATIONSHIPS. There are no family relationships among directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

         BOARD MEETINGS. The Board of Directors has met six (6) times during the fiscal year ended July 31, 2001. No Director attended less than 75% of such meetings or the meetings of any Committee on which he sits.

         NOMINATING COMMITTEE. The Board of Directors does not have a standing Nomination Committee.

         AUDIT AND COMPENSATION COMMITTEES. The Board of Directors has standing Audit and Compensation Committees. The charter of the Audit Committee is attached as Appendix A to this proxy statement. The following chart describes the functions and membership of these committees and the number of times they met during the fiscal year ended July 31, 2002:

                         AUDIT COMMITTEE -- 11 MEETINGS

Functions                                                                Member
---------                                                                ------
-  Review internal financial information.                                Robert C. Perkins
-  Review the results of audits with the independent auditors.
-  Review and evaluate performance of independent auditors.
-  Review results of audits and effectiveness of accounting system.
-  Review finances to ensure that goals are being met.
-  Oversee annual and quarterly financial reporting.
-  Assist Board of Directors in fulfilling financial oversight duties.

Ms. Vivian Anderson, CPA was a former Director and member of the Audit Committee until she resigned her Board seat in favor Mr. Gates in January, 2001.


                       COMPENSATION COMMITTEE -- 1 MEETING

Function                                                       Members
--------                                                       -------
-  Review and approve compensation and benefit programs.       Brad Gates
-  Approve compensation of senior executives.                  Robert C. Perkins
-  Administer Stock Option Plan.                               Ian Carter

         DIRECTOR COMPENSATION. Upon approval of the Compensation Committee, Directors who are non-employees may receive compensation for their services as Directors. Ian Carter, the Company's only employee Director, receives no separate compensation for his service as a Director. All Directors are reimbursed for their expenses, if any, incurred in attending Board or committee meetings.

         Directors are eligible for the Company's 1999 Equity Incentive Plan for Employees if they are both Directors and employees. At this time, Ian Carter is the Company's only employee Director and is therefore the only Director that qualifies for this plan.

         Company also maintains policies of directors and officers insurance with Union National Fire Insurance Company in the aggregate amount of $20 million with a deductible of $75,000.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. Except for Mr. Carter, none of the Compensation Committee members is or has been a Company officer or employee. Mr. Carter does not participate in Compensation Committee decisions with respect to his own compensation. No Compensation Committee member has had a direct or indirect interest in any transaction or series of transactions with the Company or its subsidiary other than the compensation for services in excess of $60,000 as described herein. No Committee member is or has been a director or member of the compensation committee of another entity, one of whose executive officers serves or has served on the Company's Compensation Committee. In addition, no Director on the Compensation Committee is or has been a member of the compensation committee of another entity, one of whose executive officers is or has been a Director of the Company.

                                 PROPOSAL NO. 2
       AMENDMENT TO BYLAWS TO PROVIDE FOR FLEXIBLE NUMBER OF BOARD MEMBERS

         The Board desires to reinstitute the provision to increase (or decrease) the authorized number of Directors and appoint highly qualified and strategic candidates who become available to serve between Annual Meetings of the Company's shareholders up to a maximum of nine Directors and with a minimum of five Directors. This authority will allow the Company to take advantage of such candidates' abilities and experience. As is the case with all Directors under the Company's current Bylaws, the Directors appointed between Annual Meetings must stand for reelection at the next Annual Meeting of Shareholders.

         Under this proposal the flexible number of Board members would be established by amending Article I, Section 2 of the Bylaws to read in full as follows:

         Section 2 Number and Qualification.

                  The authorized number of Directors of the corporation shall not be less than five (5) and not more than (9). The exact number of Directors within these limits shall be fixed and may be changed from time to time by the Board of Directors or Shareholders in the manner provided in these By-Laws.

         As a companion protective measure, Article VII, Section 2 of the Bylaws of Commonwealth Energy Corporation, a California corporation, would be revised to read in full as follows:

         Section 2 Powers of Directors.

                  Subject to the right of the Shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VII, and the limitations of Section 204 (a)(5) and Section 212 of the California Corporations Code, the Board of Directors may adopt By-laws and may amend or repeal any of these By-Laws unless the By-Law, amendment, or repeal in any way changes Section 2 of Article I of these By-Laws.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE BYLAWS TO PROVIDE FOR A FLEXIBLE BOARD OF FROM FIVE TO NINE MEMBERS AND THE COMPANION AMENDMENT AS SET FORTH ABOVE.


                                 PROPOSAL NO. 3
                        APPOINTMENT OF ERNST & YOUNG LLP

         We recommend that you vote for ratification of the appointment of Ernst & Young LLP.

         We have appointed the accounting firm of Ernst & Young LLP as our independent accountants to examine the Company's financial statements for the year ending July 31, 2002. A resolution to ratify the appointment will be presented at the Annual Meeting. A majority of the votes cast must vote in favor to ratify the appointment. If the shareholders do not ratify the appointment, we will reconsider our selection of Ernst & Young LLP.

         AUDIT FEES. Ernst & Young LLP examined the Company's financial statements for the fiscal year ended July 31, 2001. Pursuant to the Securities and Exchange Commission's recently adopted rules regarding auditor independence, the Company makes the following disclosures. During that fiscal year, Ernst & Young LLP invoiced the Company $138,800 for the audit of the Company's annual financial statements for the fiscal year ended July 31, 2001 and for the reviews of the Company's quarterly financial statements for the same fiscal year.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. The Company was not billed for any such services during the fiscal year ended July 31, 2001.

         ALL OTHER FEES. The Company was billed $336,134 in the aggregate by Ernst & Young, LLP for all other services rendered during the fiscal year ended July 31, 2001.

         CONSIDERATION OF INDEPENDENCE In connection with recently adopted rules by the Securities and Exchange Commission regarding auditor independence, the Audit Committee has considered whether other non-audit services provided by Ernst & Young to the Company are compatible with maintaining Ernst & Young's independence.

         A representative of Ernst & Young LLP will be at the meeting and available to answer appropriate questions and make such statements as they desire.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR FISCAL 2001.


                             EXECUTIVE COMPENSATION

         EXECUTIVE OFFICERS. Our executive officers and their ages as of September 30, 2001 are as follows:

         NAME                       AGE            POSITION
         ----                       ---            --------
         Ian B. Carter...........    63    Chief Executive Officer
         Richard L. Paulsen......    53    Chief Operating Officer
         James L. Oliver.........    53    Chief Financial Officer
         John A. Barthrop........    58    General Counsel and Secretary

         1. IAN B. CARTER -- CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         As discussed above.


         2. RICHARD L. PAULSEN -- CHIEF OPERATING OFFICER

         Mr. Paulsen has been the Chief Operating Officer since May 2000. Mr. Paulsen previously served as the CEO and President of Olicon Imaging Systems, Inc., a national supplier of diagnostic imaging products and services. Prior to that, Mr. Paulsen worked at Wieden and Kennedy, Inc. an advertising agency, as Executive Vice President and Chief Operating Officer. From 1978 to 1986, he started and financed the firm of Basic Computer Systems, Inc., a national supplier of application software and systems. Mr. Paulsen graduated from Loyola University with a Bachelor of Science degree in mathematics.

         3. JAMES L. OLIVER -- CHIEF FINANCIAL OFFICER

         Mr. Oliver has been the Chief Financial Officer of the Company since November 1999. Mr. Oliver spent seven years with Emerson Electric Co. as Chief Financial Officer for two operating units. Prior to that, Mr. Oliver served as CFO for a business unit of Smithkline Beckman, as head of strategic and financial planning for an operating unit of Dresser Industries. He has consulted for a variety of companies including Snapple, the Stanley garage door opener business and the private equity firm of former U.S. Secretary of the Treasury, William E. Simon. Mr. Oliver received his Bachelor of Science degree in accounting and finance from the University of Southern California.

         4. JOHN A. BARTHROP -- GENERAL COUNSEL

         Mr. Barthrop has been our General Counsel since May 1999, and has over 30 years of experience practicing law and counseling businesses. Prior to accepting a position with us, he was a principal member of the business and litigation law firm of Smith, Sinek & Barthrop. He owned and operated his own law firm in Orange, California for over 15 years. He was General Counsel and Assistant to the President for a national real estate development company, responsible for negotiating phased retail development projects in the Western states. He was also Associate General Counsel for the Beneficial Standard. Mr. Barthrop obtained a Bachelor of Science degree from the University of Washington and a Juris Doctorate from University of California, Hastings College of Law, and is licensed to practice before the State Courts and the U.S. District Courts.

         EXECUTIVE COMPENSATION SUMMARY. The following table sets forth for each of the past three fiscal years, all compensation received for services rendered in all capacities by all persons serving as chief executive officer and each of the other current most highly compensated executive officers of our company.

                                                                                       LONG TERM COMPENSATION
                                                                             --------------------------------------------
                                           ANNUAL COMPENSATION                 AWARDS                 PAYOUTS
                                  ----------------------------------------   ----------   -------------------------------
                   (a)              (b)        (c)        (d)      (e)          (f)          (g)        (h)       (i)
                                                                  OTHER                   SECURITIES
                                                                  ANNUAL     RESTRICTED   UNDERLYING            ALL OTHER
           NAME AND PRINCIPAL     FISCAL                          COMPEN-      STOCK       OPTIONS/    LTIP      COMPEN-
                POSITION           YEAR     SALARY      BONUS    SATION(2)    AWARD(S)       SARs     PAYOUTS    SATION
         ---------------------    ------   --------   --------   ---------   ----------   ----------- -------   ---------
         Ian Carter, Chief        2001     $313,336   $100,000   $ 15,600        --         300,000   $  --     $   --
           Executive Officer      2000      211,932      --         7,800        --       3,300,000(3)   --         --
                                  1999        --         --          --          --         200,000      --         --

         Frederick Bloom,         2001        --        --           --          --           --         --       92,138(1)
           Former Chief           2000      184,899     50,000       --          --           --         --       40,373(1)
           Executive Officer      1999      168,250     25,000       --          --           --         --         --

         Richard Paulsen, Chief   2001      248,326     50,000      4,155        --         900,000      --         --
           Operating Officer

         John Barthrop,           2001      150,971     40,000      4,800        --         500,000      --         --
           General Counsel        2000      101,552      --          --          --           --         --         --
                                  1999       21,154      --          --          --          50,000      --         --

         James L. Oliver, Chief   2001      140,526     40,000      2,800        --         500,000      --         --
           Financial Officer      2000       76,058      --         2,800        --           --         --         --

(1) Represents severance payments made in conjunction with the employee's resignation and severance agreement effective June 1, 2000.
(2) Represents auto allowances paid.
(3) Includes 2,600,000 shares subject to option pursuant to performance criteria in his employment contract.

We currently have in place our 1999 Equity Incentive Plan, pursuant to which 7,000,000 shares of common stock are reserved for issuance, to provide incentive compensation to our employees. Directors are eligible for the Company's 1999 Equity Incentive Plan if they are both Directors and employees. At this time, Ian Carter is the Company's only employee Director and is therefore the only Director that qualifies to participate under this plan.

The following table sets forth information concerning nonqualified stock options granted our 1999 Equity Incentive Plan to the executive officers during the fiscal year ended July 31, 2001.

                                                                              Potential realizable value
                                                                              at assumed annual rates of
                                       % of total                              stock price appreciation
                  # of Securities   options granted                                 for option term
                    underlying       to employee in   Exercise   Expiration   --------------------------
       Name       options granted     fiscal year      Price        Date           5%            10%
       ----       ---------------     -----------      -----        ----           --            ---

Ian Carter            300,000            10.2%         $2.50      01/01/10     $  471,671    $1,195,307
Richard Paulsen       900,000            30.5%          2.75      11/01/07      1,007,574     2,348,075
John Barthrop         500,000            16.9%          2.75      11/01/07        559,763     1,304,486
James L. Oliver       500,000            16.9%          2.75      11/01/07        559,763     1,304,486

         EXECUTIVE EMPLOYMENT AGREEMENTS. Executive compensation is determined by a Compensation Committee elected by our Board of Directors. The Compensation Committee is currently comprised of: Robert Perkins, Brad Gates and Ian Carter. The Compensation Committee meets periodically or on as needed basis and decides compensation structure and amounts on the basis of comparable executive compensation structures and amounts as established by a peer group of companies, our performance and other factors as may be determined to be useful in making such determination by the Compensation Committee. Except for Mr. Carter, none of the Compensation Committee members is or has been an officer or employee of Commonwealth Energy Corporation. Mr. Carter recuses himself on compensation issues relating to himself. No member of the Compensation Committee is or has been a director or member of the compensation committee of another entity, one of whose executive officers serves or has served on our Compensation Committee. In addition, no member of the Compensation Committee is or has been the member of a compensation committee of another entity, one of whose executive officers is or has been a member of our Board of Directors. The Compensation Committee was formed by the Board in September 1999, and both Mr. Perkins and Mr. Carter were appointed to the Compensation Committee in December 1999. Mr. Gates was appointed in January 2001 and replaced Ms. Anderson (a former board member) on the Compensation Committee.

         1. IAN B. CARTER. Mr. Carter serves as Chairman and Chief Executive Officer of the Company pursuant to an employment agreement originally entered into on January 1, 2000, as amended and restated on November 1, 2000. The agreement provides for Mr. Carter's employment through January 31, 2005.

         Mr. Carter received a base salary of $275,000 for the first twelve months of his employment and will receive a salary according to the following schedule, subject to possible increases which the Board of Directors may grant from time to time: $325,000 for the second twelve months, $375,000 for the third twelve months, $425,000 for the fourth twelve months and $500,000 for the fifth twelve months. In addition, Mr. Carter is entitled to receive a bonus of $100,000 and any additional discretionary cash bonus based on the Company's results of operation. Under his employment agreement, Mr. Carter could earn options to purchase up to 4,700,000 of shares of the Company's Common Stock. The options have an exercise price of $2.50 per share and will expire on January 1, 2010. Except for 250,000 options that immediately vested on January 1, 2000 (agreement date), ___ of the remaining options are performance based and become exercisable only upon the occurrence of specific events. As of July 31, 2001, performance had been achieved for 1,350,000 of the performance-based options.

         If during the term of the agreement, Mr. Carter is terminated, leaves, or is replaced as a result of: (i) all or substantially all of the assets of the Company or more than fifty percent (50%) of the issued and outstanding voting shares of the Company being acquired by any one person or entity not then affiliated with the Company; (ii) control of the Company being taken over by a group of shareholders when no significant change of ownership has taken place; or (iii) a merger, acquisition, strategic alliance or any other event that could bring substantial capital into the Company, the Company will pay Mr. Carter an amount equal to eight times the annual base salary due him plus the amount of taxes payable by Mr. Carter under I.R.S. Code Section 280G.

         The Company may terminate Mr. Carter's employment upon the occurrence of any of the following: Mr. Carter's death, total disability, or for cause. "Total disability" is deemed to have occurred if Mr. Carter is incapacitated for 120 consecutive calendar days or for 150 calendar days (whether or not consecutive) in any 180 calendar day period. Upon a termination for death or total disability, the Company will continue to pay Mr. Carter for a period of one year thereafter or until expiration of the term of the agreement, whichever occurs first, his then current base salary and bonus. "For cause" is limited to a conviction, entry of plea of guilty or nolo contendere for any felony that would materially and adversely interfere with his ability to perform his services of his employment. In the event of a termination for cause, Mr. Carter is entitled to receive all compensation and benefits payable to him through the date of termination.

         Mr. Carter may only terminate his employment "for cause," which is limited to either (i) the sale of all or substantially all of the Company's assets to a person unaffiliated with the Company or the occurrence of a change of control without Mr. Carter's consent or (ii) the Company's material breach of the agreement. In the case of a termination described in (i) above, Mr. Carter is entitled to receive a payment equal to eight times his then current base salary. In the case of termination under (ii) above, Mr. Carter is entitled to receive a payment equal to the monetary value of all of the compensation and benefits payable to him for the remainder of the term.

         If at the expiration of the term, the Company has met or exceeded the projections set forth in the business plan, and the Company does not offer to extend Mr. Carter's employment on terms no less favorable than those stated in the agreement, the Company will pay Mr. Carter a sum of $100,000 for a period of ten years. Mr. Carter will consult to the Company during that period and be Vice-Chairman of the Board.

         2. RICHARD L. PAULSEN. Mr. Paulsen serves as Chief Operating Officer of the Company pursuant to an employment agreement entered into on November 1, 2000. The agreement provides for Mr. Paulsen's employment through December 31, 2004.

         Mr. Paulsen will receive a base salary according to the following schedule, subject to increases which the CEO and the Compensation Committee may grant from time to time: $275,000 for the first twelve months of his employment, $325,000 for the second twelve months, $375,000 for the third twelve months and $425,000 per annum thereafter. Mr. Paulsen will be entitled to an annual cash bonus based upon the number of meters then under contract.

      If during the term of the agreement there is a Change in Control, then the Company will pay Mr. Paulsen a cash bonus equal to the sum of eight times his then annual base salary plus the amount of taxes payable by him under I.R.S. Code Section 280G. A "Change in Control" is generally defined as any of the following: (i) any person acquires 50% or more of (A) the outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of Directors; (ii) during any period of not more than two consecutive years, the incumbent Directors cease for any reason to constitute at least a majority of the Board of Directors; or (iii) a merger or consolidation resulting in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent at least 50% of the combined voting power of the voting securities of the Company, or the Company's sale or disposition of all or substantially all of the Company's assets or any transaction; (iv) the Company is subject to a hostile takeover in the form of a proxy fight; or (v) any other means that allows the Company to be controlled by a material change in the Board of Directors.

      The agreement will terminate upon the occurrence of any of the following:
      Mr. Paulsen's death, "total disability" (as defined above), material breach of the agreement or fiduciary duty by Mr. Paulsen or written notice of Mr. Paulsen's decision to terminate his employment. If Mr. Paulsen's employment is terminated in any of the manners described above, he will be entitled to receive the base salary and benefits earned through the date of termination. If Mr. Paulsen's employment is terminated for any other reason, then he will be entitled to receive (i) his base salary and benefits earned through the date of termination and (ii) an amount equal to one and one-half times his then current annual base salary.

      3. JAMES L. OLIVER. Mr. Oliver serves as Chief Financial Officer of the Company pursuant to an employment agreement entered into on November 1, 2000. The agreement provides for Mr. Oliver's employment through December 31, 2004.

      Mr. Oliver will receive a base salary according to the following schedule, subject to increases which the CEO and the Compensation Committee may grant from time to time: $150,000 for the first twelve months of his employment, $180,000 for the second twelve months, $210,000 for the third twelve months and $240,000 per annum thereafter. Mr. Oliver will be paid an annual cash bonus of 30% of his then current annual salary provided that the Company has met or exceeded the projections in its annual business plan or as the Board of Directors deems appropriate.

      If during the term of the agreement there is a Change in Control (as defined above), then the Company will pay Mr. Oliver a cash bonus equal to the sum of four times Mr. Oliver's then current annual base salary plus the amount of taxes payable by Mr. Oliver under I.R.S. Code Section 280G.

      The agreement will terminate upon the occurrence of any of the following:
      Mr. Oliver's death, "total disability" (as defined above), material breach of the agreement or fiduciary duty by Mr. Oliver or written notice of Mr. Oliver's decision to terminate his employment. If Mr. Oliver's employment is terminated in any of the manners described above, he will be entitled to receive the base salary and benefits earned through the date of termination. If Mr. Oliver's employment is terminated for any other reason, then he will be entitled to receive (i) his base salary and benefits earned through the date of termination and (ii) an amount equal to one and one-half times his then current annual base salary.

      4. JOHN A. BARTHROP. Mr. Barthrop serves as Chief Legal Counsel of the Company pursuant to an employment agreement entered into on November 1, 2000. The agreement provides for Mr. Barthrop's employment through December 31, 2004.

      Mr. Barthrop will receive a base salary according to the following schedule, subject to possible increases which the CEO and the Compensation Committee may grant from time to time: $160,000 for the first twelve months of his employment, $185,000 for the second twelve months, $210,000 for the third twelve months and $240,000 per annum thereafter. Mr. Barthrop will be paid an annual cash bonus of 30% of his then current annual salary provided that the Company has met or exceeded the projections in its annual business plan or as the Board of Directors deems appropriate.

      If during the term of the agreement there is a Change in Control (as defined above), then the Company will pay Mr. Barthrop a cash bonus equal to the sum of four times Mr. Barthrop's then current annual base salary plus the amount of taxes payable by Mr. Barthrop under I.R.S. Code Section 280G.

      The agreement will terminate upon the occurrence of any of the following:
      Mr. Barthrop's death, "total disability" (as defined above), material breach of the agreement or fiduciary duty by Mr. Barthrop or written notice of Mr. Barthrop's decision to terminate his employment. If Mr. Barthrop's employment is terminated in any of the manners described above, he will be entitled to receive his base salary and benefits earned through the date of termination. If Mr. Barthrop's employment is terminated for any other reason, then he will be entitled to receive (i) the base salary and benefits earned through the date of termination and (ii) an amount equal to one and one-half times his then current annual base salary.

  Pursuant to the employment agreements entered into on November 1, 2000 with Messrs. Paulsen, Barthrop and Oliver, has been granted options to purchase an aggregate of 900,000, 500,000 and 500,000 shares, respectively, the Company's Common Stock. The options will have a three-year vesting period and an exercise price of $2.75 a share. All of the options will expire on November 1, 2007.

Pursuant to the previous employment agreement entered into on May 6, 1999 with John Barthrop, he will receive an option to purchase 48,000 shares of our Common Stock.

      DIRECTORS' FEES FOR EXECUTIVES. Only non-employee (outside) directors are compensated for Board service. We do not have any standard arrangements for director compensation, rather each director is offered a retainer amount and meeting attendance fees based on such factors as length of service and industry experience. Directors are paid $300 for each committee meeting attended, the amount is increased to $500 for the Committee Chairperson. In connection with their election to our Board, Messrs. Perkins and Gates and Mrs. Jonas each received options to purchase 50,000 shares of our common stock.

      CHANGE IN CONTROL AGREEMENTS. We have entered into employment agreements with certain of our executive officers, which, among other things, provide for severance and other benefits if, during the term of the such agreements (i) all or substantially all of the assets of Commonwealth Energy Corporation or more than fifty percent (50%) of the issued and outstanding voting shares of the Commonwealth Energy Corporation are, in any transaction or series of transactions, acquired by any one person or entity not then affiliated with the company, or (ii) control of Commonwealth Energy Corporation is taken over by a group of shareholders when no significant change of ownership has taken place, or (iii) a liquidity event such as a merger, acquisition, strategic alliance or any other event that could bring substantial capital into the company and any of these events listed require that such officer be terminated, leave the company, be replaced or any other event that no longer allows or requires such officer to remain with the company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information with respect to beneficial ownership of our Series A Convertible Preferred Stock and Common Stock as of September 30, 2001 for:

   - each person known by us to beneficially own more than 5% of our Series A Convertible Preferred Stock or 5% of our common stock;

   - each executive officer named in the Summary Compensation Table set forth in
     Item 6 -- "Executive Compensation";

   - each of our directors; and

   - all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. Unless otherwise indicated, the address for those listed below is c/o Commonwealth Energy Corporation, 15901 Red Hill Avenue, Suite 100, Tustin, California 92780. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In preparing the table below, we have relied upon information supplied by such persons and our stock records. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such persons that are exercisable within 60 days of September 30, 2001, but excludes shares of common stock underlying options held by any other person. Percentage of beneficial ownership is based on 27,311,703 shares of common stock and 812,500 shares of Series A Convertible Preferred Stock outstanding as of September 30, 2001.

                                                                                     PERCENT
TITLE OF CLASS                                         NAME            AMOUNT        OF CLASS
--------------                                         ----            ------        --------
Series A Convertible Preferred Stock..........    Robert.Perkins        25,000          2.99%

Common Stock..................................    Ian.B..Carter      2,000,000(1)       6.82%
                                                  Robert Perkins       252,000(2)           *
                                                  Richard Paulsen      225,000(3)           *
                                                  John Barthrop        175,000(4)           *
                                                  James Oliver         125,000(5)           *
                                                  Brad Gates            50,000(6)           *

Series A Convertible Preferred Stock..........    Directors and
                                                  Executive
                                                  Officers as a         25,000          2.99%
                                                  Group

Common Stock..................................    Directors and
                                                  Executive
                                                  Officers as a      2,827,000(7)       9.38%(8)
                                                  Group

*     Represents less than one percent.

(1) Includes 1,950,000 shares subject to options exercisable within 60 days of September 30, 2001.

(2) Includes 120,000 shares subject to options exercisable within 60 days of September 30, 2001.

(3) Includes 225,000 shares subject to options exercisable within 60 days of September 30, 2001.

(4) Includes 173,000 shares subject to options exercisable within 60 days of September 30, 2001.

(5) Includes 125,000 shares subject to options exercisable within 60 days of September 30, 2001.

(6) Includes 50,000 shares subject to options exercisable within 60 days of September 30, 2001.

(7) This figure is based on the current number of shares of Common Stock that each director and executive officer of the Company owns plus the number of shares of Common Stock that each director and executive officer has the right to obtain within 60 days from September 30, 2001. (8) This percentage was derived by dividing the figure obtained in footnote (7) above by the total number of shares of Common Stock outstanding as of September 30, 2001 plus the number of shares of Common Stock that each director and executive officer has the right to obtain within 60 days from September 30, 2001


                                  OTHER MATTERS

      At the date of mailing of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

      You can obtain a copy of the Company's Financial Report on Form 10-K for the year ended July 31, 2001 at no charge as soon as it is available by writing to the Company at 15901 Red Hill Avenue, Suite 100, Tustin, California 92780, attention Shareholder Relations.


                                    By order of the Board of Directors,

                                    /s/ John A. Barthrop

                                    John A. Barthrop,
October 31, 2001                    Secretary

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER
                         COMMONWEALTH ENERGY CORPORATION


                                  Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least two directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee,] and at least one member shall have accounting or related financial management expertise.

                               Statement of policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the board of directors and shareholders that the accounting and financial reporting, risk management function, and investment practices of the Corporation are in accordance with all requirements and are of the highest quality.

IN FULFILLING THESE RESPONSIBILITIES, THE AUDIT COMMITTEE WILL:

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholder's approval.

- The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- Review with the independent auditors and finance personnel the adequacy and effectiveness of the system of internal accounting controls and elicit any recommendation for the improvement of such internal control procedures that are desirable. Particular emphasis being given to the adequacy of such internal controls to detect any payments, transactions, or procedures that might be deemed fraudulent, illegal or otherwise improper.

- Review prior to adoption and disclosure the financial statements contained in quarterly and annual reports to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements presented. Review any changes in accounting principles and significant adjustments.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

- Provide sufficient opportunity for the independent auditors to meet with the committee without members of management present.

- Review the financing of the Corporation to ensure that the overall goals are being obtained. The committee shall examine the sources and uses of funds obtained from financing activities to ensure there is no undue risk.

- Review with the Corporations financial and accounting personnel the adequacy and structure of the insurance programs, including the following coverage: Director's and Officer's Liability, Professional and General Liability, Property, Workers' Compensation and other insurance programs.

- Review all related party transactions among directors and key employees to determine a proper arms-length transaction occurred and ensure complete disclosure is contained in the Corporation's financial statements.

- Investigate any matter brought to its attention within the scope of its duties, with the authority to retain outside counsel or professional consultants for this purpose it, in its judgment, which is appropriate.

                                      PROXY
                         COMMONWEALTH ENERGY CORPORATION


         The undersigned shareholder(s) of Commonwealth Energy Corporation, a California corporation (the "Company"), appoint(s) Ian B. Carter and Michael G. Nelson, either one acting alone, as proxy and attorney-in-fact, with full power of substitution, to represent the undersigned at the annual meeting of shareholders to be held on November 27, 2001 at 10:00 a.m. at Irvine Marriott Hotel located at 18000 Von Karman Avenue, Tustin, California 92612, and at any adjournment of that meeting, and to vote all shares of Common Stock and Series A Convertible Preferred Stock that the undersigned would be entitled to vote if personally present, on the matters and in accordance with any instructions set forth below.

   The proxy holder shall be entitled to cast the number of votes the undersigned would be entitled to cast if personally present, for or against any proposal, including the election of members of the board of directors, and any and all other business that may come before the meeting.

SHAREHOLDER: IF YOU WISH TO INSTRUCT THE PROXY HOLDER REGARDING THE VOTING OF YOUR SHARES, PLEASE CHECK THE APPROPRIATE BOXES ON THE ATTACHED PROXY FORM. WITH RESPECT TO ELECTION OF DIRECTORS IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH THAT NOMINEE'S NAME. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

THIS PROXY MAY BE REVOKED BY SUBMISSION OF A NEW PROXY WITH A LATER DATE THAN THIS PROXY OR BY ATTENDING THE ANNUAL MEETING OF SHAREHOLDERS AND VOTING IN PERSON. ADDITIONAL PROXIES MAY BE OBTAINED BY CONTACTING KATHY BARTHROP AT (800) 962-4655 OR (714) 259-2551.

ANY SHAREHOLDER COMPLETING THIS PROXY WHO FAILS TO CHECK ANY BOXES OR OTHERWISE MARK THIS PROXY FORM WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDER COMPLETE DISCRETION IN VOTING WITH RESPECT TO THE MATTERS LISTED BELOW. THIS PROXY IS FOR ALL SHARES HELD BY SUCH SHAREHOLDER.

1. Election of Directors:           [MARK ONE BOX ONLY]

   [ ] FOR all nominees listed below except as indicated.
   [ ] WITHHOLD authority to vote for all nominees listed.

   NOMINEES:  Ian B. Carter          Junona A. Jonas         Bradley L. Gates
              Robert C. Perkins      Craig G. Goodman

2. Amendment of the Company's Bylaws to provide for a variable number of from five to nine directors.

    Approve [ ]          Disapprove [ ]           Abstain [ ]

3. Proposal to approve the selection of Ernst & Young, LLP as the Company's auditors for the year ending July 31, 2002.

    Approve [ ]          Disapprove [ ]           Abstain [ ]

Date: __________________________           ___________________________________
                                                            Signature


____________________________________       ___________________________________
         Print Name                                    Title (if applicable)

SHAREHOLDER: THIS PROXY SHOULD BE MARKED, DATED, AND SIGNED BY THE SHAREHOLDER(S) EXACTLY AS HIS, HER OR ITS NAME APPEARS ON THE SHARE CERTIFICATE(S), AND RETURNED PROMPTLY. A CORPORATION SHOULD SIGN ITS NAME BY ITS PRESIDENT OR OTHER AUTHORIZED OFFICER, DESIGNATING THE OFFICE HELD. IF SHARES ARE HELD IN TWO NAMES, BOTH PERSONS SHOULD SIGN. PROXIES MUST BE RECEIVED BY NOVEMBER 26, 2001.